CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-2 of the Vertical Capital Income Fund and to the use of our report dated December 3, 2012 on the Vertical Capital Income Fund’s financial statements and financial highlights. Such financial statements and financial highlights appear in the 2012 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.

                                                                                         BBD, LLP

Philadelphia, Pennsylvania

January 22, 2013